Exhibit 99.1

R&D Day Highlights Kymera’s Immunology Strategy and Emerging Pipeline of Novel, First-in-Class Oral Degraders Addressing Multiple Highly Prevalent Immuno-inflammatory Diseases

Company’s focus on advancing first-in-class oral degraders with biologics-like activity to address areas of significant patient need and market potential

STAT6 oral degrader KT-621, with dupilumab-like activity, expected to enter Phase 1 clinical trial in the second half of 2024

TYK2 oral degrader KT-294, with a TYK2 loss-of-function profile and expected biologics-like activity, planned to enter Phase 1 clinical trial in the first half of 2025

IRAK4 oral degrader KT-474 (SAR444656) expected to complete enrollment in both Phase 2 HS and AD studies in fourth quarter of 2024, with topline data expected in the first half of 2025

Company to hold virtual Immunology R&D Day webcast today at 10:00 AM ET

Watertown, Mass. (January 4, 2024) — Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing a new class of small molecule medicines using targeted protein degradation (TPD), today will share an overview of its strategy to build the industry leading immunology pipeline of oral degrader medicines that target validated pathways and demonstrate efficacy comparable to biologic therapies. As part of its strategy, Kymera is unveiling two new programs that each have the potential to address multiple immune-mediated diseases, each with considerable market potential. The new programs target STAT6, the obligate and specific transcription factor of the IL-4/13 pathway, and TYK2, the key scaffolding kinase of the IL-23/IFN pathways. These represent two essential signaling nodes in genetically and clinically validated pathways driving inflammation in autoimmune diseases that are undrugged or inadequately drugged with other technologies. Kymera will share its immunology strategy, including market insights, program updates, new preclinical data and development timelines, at its virtual R&D Day this morning.

“We believe that Kymera is on the way to revolutionizing the treatment of complex immuno-inflammatory diseases by leveraging our disease agnostic platform to build a best-in-industry pipeline of oral immunology medicines with biologics-like efficacy and enormous market potential,” said Nello Mainolfi, Ph.D., Founder, President and CEO, Kymera Therapeutics. “With critical insights from our KT-474 program, a unique target selection strategy and the ability to block key, validated pathways with a degrader approach that has the potential to be superior to traditional small molecules and comparable to approved biologics, we can deliver on our vision to create transformative therapies that will expand the number of patients who can be treated.”

The R&D Day presentation will focus on three first-in-class oral degrader immunology programs, including Kymera’s new, wholly-owned STAT6 (KT-621) and TYK2 (KT-294) degraders and its IRAK4 degrader (KT-474):

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KT-621 (STAT6): STAT6 is an essential transcription factor specific to the IL-4/IL-13 signaling pathway and the central driver of Type 2 inflammation in allergic diseases. STAT6 is a genetically validated target and the pathway has been clinically validated by approved IL-4/IL-13-targeting biologics, including dupilumab. In preclinical studies, KT-621, Kymera’s first-in-class oral STAT6 degrader, demonstrated full inhibition of the IL-4/IL-13 pathway in all relevant human cell contexts with picomolar potency that was superior to dupilumab, and equivalent or superior efficacy to dupilumab in multiple preclinical efficacy studies. In addition, at low oral doses, KT-621 demonstrated near full in vivo STAT6 degradation and was well-tolerated in multiple preclinical toxicity studies. KT-621, a once daily oral small molecule degrader with a preclinical biologics-like efficacy profile, has the potential to have broad activity across multiple diseases, including atopic dermatitis, asthma, chronic obstructive pulmonary disorder, eosinophilic esophagitis and chronic rhinosinusitis with nasal polyps, among others. The Company expects to initiate a Phase 1 clinical trial in the second half of 2024 and report the Phase 1 results in 2025.

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KT-294 (TYK2): TYK2 is a member of the Janus Kinase (JAK) family required for Type I interferon (IFN), IL-12 and IL-23 signaling with both genetic and clinical validation in autoimmune and inflammatory diseases. TYK2 has a well-established scaffolding function that plays a key role in cytokine receptor surface expression and activation. In preclinical studies, KT-294, Kymera’s first-in-class oral TYK2 degrader, demonstrated picomolar to nanomolar potencies across all relevant human cell contexts evaluated, representing what Kymera believes is the only approach to TYK2 targeting that has the potential to recapitulate the human loss-of-function biology of near full pathway inhibition of Type I IFN, IL-12 and IL-23, while also sparing IL-10. Degradation of TYK2 has the potential to overcome the challenges of small molecule inhibitors, which have limitations due to lack of selectivity, limited target engagement, and/or lack of potent activity against Type I IFN. KT-294, a once daily oral small molecule degrader with a potential biologics-like efficacy profile, has the opportunity to address conditions such as inflammatory bowel disease, psoriasis, psoriatic arthritis and lupus, among others. Kymera intends to initiate a Phase 1 clinical trial in the first half of 2025 and report the Phase 1 results in 2025.

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KT-474/SAR444656 (IRAK4): KT-474 is a first-in-class IRAK4 degrader in Phase 2 clinical trials for the treatment of hidradenitis suppurativa (HS) and atopic dermatitis (AD). IRAK4 is a key scaffolding protein of the myddosome complex that mediates signaling through IL-1 receptors (IL-1R) and toll-like receptors (TLR), which play a crucial role in inflammation across multiple autoimmune diseases. In a Phase 1 trial published last November in Nature Medicine, KT-474 demonstrated robust degradation of IRAK4 in the blood and skin of healthy volunteers and patients with HS and AD, which was associated with a systemic anti-inflammatory effect and preliminary evidence of clinical activity. Enrollment in both Phase 2 trials is ongoing and anticipated to be completed in the fourth quarter of 2024, with topline data expected in the first half of 2025. Kymera is collaborating with Sanofi on the development of KT-474.

Kymera R&D Day Details

Kymera will host a webcast to discuss its emerging immunology pipeline from 10:00 a.m. – 12:00 p.m. ET, Thursday, January 4, 2024. To join the webcast please use this link. The slide presentation will be available after the prepared remarks and before the question and answer section of the webcast in the “News and Events ” section of the Investors section of the Company’s website at www.kymeratx.com. The replay of the event will be available shortly after the conclusion of the meeting.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on delivering oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Kymera is also progressing degrader oncology programs that target undrugged or poorly drugged proteins to create new ways to fight cancer. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X (formerly Twitter) or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding its: strategy, business plans and objectives for our clinical stage degrader programs; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; the ability to initiate new clinical programs; and Kymera’s financial condition and expected cash runway into the first half of 2026. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics’ drug candidates, including those for KT-474, KT-621, and KT-294; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics’ planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; the risks associated with pandemics or epidemics; and Kymera Therapeutics’ relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact: Justine Koenigsberg Vice President, Investor Relations investors@kymeratx.com 857-285-5300	Media Contact: Todd Cooper Senior Vice President, Corporate Affairs media@kymeratx.com 857-285-5300